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                                      Adopted and Effective as of March 10, 1998

















                  1998 IBS INTERACTIVE, INC. STOCK OPTION PLAN





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                  1998 IBS INTERACTIVE, INC. STOCK OPTION PLAN


1.  Purpose.

                  The purposes of the 1998 IBS Interactive, Inc. Stock Option Plan (the "Plan") are to advance the interests of IBS Interactive, Inc. ("IBS") and its stockholders by providing incentives and rewards to those individuals who are in a position to contribute to the long-term growth and profitability of IBS and any present or future subsidiaries and affiliates of IBS (collectively, the "Company"); to assist the Company in attracting, retaining and motivating highly qualified employees for the successful conduct of their business; and to make the Company's compensation program competitive with those of other similar employers.

2.  Definitions.

                  2.1 "Award" means an award or grant made to a Participant under the Plan.

                  2.2 "Award Agreement" means the agreement provided in connection with an Award under the Plan.

                  2.3 "Award Date" means the date that an Award is made, as specified in the Award Agreement.

                  2.4 "Board" means the Board of Directors of IBS.

                  2.5 A "Change in Control" shall be deemed to occur in the event that any of the following circumstances have occurred:

                           (i) Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (a) becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of IBS's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board of Directors of IBS (hereinafter referred to as the "Board") or (b) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of IBS, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board for the election of directors, for any merger or consolidation of IBS or for any other matter or question.

                           (ii) During any period of 24 consecutive months (not including any period prior to the adoption of this section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive 24 month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by IBS's stockholders was


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                           approved by a vote of at least two-thirds of the
                           directors then still in office who were Present Directors or New Directors.

                           (iii) Consummation of (a) any consolidation or merger of IBS in which IBS is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of IBS in which the holders of Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of IBS; provide, that, the divestiture of less than substantially all of the assets of IBS in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

                  For purposes of this Section 2.5, the rules of Section 318(a) of the Code and the regulations issued thereunder shall be used to determine stock ownership.

                  2.6 "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

                  2.7 "Committee" means the members of the Board appointed by the Board to administer the Plan pursuant to Section 4, or if no such Committee is appointed, the full Board.

                  2.8 "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of 12 months or longer. A Participant shall not be considered to be disabled hereunder unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

                  2.9 "Employee" means all employees of the Company, including officers of the Company, as well as officers of the Company who are also directors of the Company.

                  2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.11 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulation issued thereunder, means, as of any date, the mean of the high and low prices reported per share of Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which the Stock then traded or (ii) if not traded on any such national securities exchange, as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market (collectively, the "Nasdaq Markets") (or, if the Stock has not been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or traded). If the Stock is not readily tradable on a national securities exchange or a Nasdaq Market, its Fair Market Value shall be set in good faith by the Committee.



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                  2.12 "Incentive Stock Option" or "ISO" means any Stock Option granted pursuant to this Plan which is designated in an Award Agreement as such by the Committee and which complies with Section 422 of the Code.

                  2.13 "Non-Qualified Stock Option" means any Stock Option granted pursuant to this Plan which is not an Incentive Stock Option.

                  2.14 "Option Price" means the purchase price of one share of Stock under a Stock Option.

                  2.15 "Settlement Date" means, with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Stock are to be delivered to the Participant and the Option Price therefor paid.

                  2.16 "Stock" means the Common Stock, par value $.01 per share, of IBS.

                  2.17 "Stock Option" or "Option" means an Award that entitles a Participant to purchase a share of Stock.

3.   Participation.

                  The participants in the Plan ("Participants") shall be (a) all Employees, (b) directors of the Company and (c) such other persons or entities which provide services to the Company which are selected to participate in the Plan by the Committee.

4.   Administration.

                  The Plan shall be administered by the Committee. Except as otherwise provided herein, the Committee shall have full power to: (i) interpret the Plan; (ii) determine who is eligible to be a Participant in the Plan; (iii) select Award recipients; (iv) set the terms and conditions of Awards; (v) establish administrative regulations to further the purpose of the Plan; and
(vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants.

5.   Awards.

                  5.1 Types of Awards. Awards are to be in the form of Stock Options.

                  5.2 Award Agreements. All Awards shall be made pursuant to Award Agreements between the Participant and the Company. Award Agreements shall set forth the details, conditions and limitations for each Award, which may include the term of the Award, the provisions applicable in the event the Participant's employment or service to the Company terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. In addition, the Award Agreement may include provisions relating to control of the Company and future issuances by the Company of debt and equity securities, such as "drag along" rights, "tag along" rights, "lock up" or "holdback" provisions in connection with recapitalizations, reorganizations, acquisitions, divestitures, debt-financings, private placements


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of the Company's securities, public offerings of the Company's securities and
"voting agreement" provisions which the Company deems necessary or appropriate in good faith. The Award Agreements shall be in such form as the Committee approves from time to time.

                  5.3 Maximum Number of Shares Available. The total number of shares of Stock optioned or granted under the Plan shall not exceed 330,000 shares. If an Award expires unexercised or is forfeited, surrendered, cancelled, or settled in cash in lieu of Stock, shares of Stock previously set aside for such Awards shall be available for distribution in connection with future Awards.

                  5.4 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding shares of IBS by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to Awards then outstanding and in the number of shares which are available thereafter for Awards as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

6.   Stock Options.

                  6.1 Grant of Award. Stock Options may be awarded to any Participant. Except as otherwise provided below, Awards of Stock Options shall be subject to such terms and conditions as are established by the Committee and set forth in the Award Agreement. The Committee shall determine with respect to each Award of Stock Options and designate in the Award Agreement whether a Participant is to receive Incentive Stock Options or Non-Qualified Stock Options.

                  6.2 Option Price. The exercise price of each share of Stock subject to a Stock Option shall be specified in the grant. Notwithstanding the foregoing, no Stock Option shall be awarded which has an exercise price less than the Fair Market Value of the Stock on the date of grant, if such grant date is subsequent to an initial public offering of Stock by the Company. Additionally, if the Participant to whom an ISO is granted owns, at the date of grant, more than ten percent (10%) of the combined voting power of the Company, the exercise price of the ISO subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

                  6.3 Vesting and Exercisability of Options. A Stock Option by its terms shall not be exercisable after such period as determined by the Committee, provided, that, in no event shall a Stock Option be exercisable after the expiration of ten (10) years from the date such option is granted, except than an ISO granted to a Participant who, at the date of grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participating Company shall by its terms not be exercisable after the expiration of more than five (5) years from the date such Option is granted.

                  Subject to the preceding paragraph and except as otherwise provided herein, an Option shall be only exercisable by a Participant while the


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Participant is actively employed by or providing service to the Company, except:
(i) in the case of a Participant's death in which event an Option may be exercised by the executor or administrator of Participant's estate or Participant's distributee during the three (3) month period commencing on the date of Participant's death; (ii) during the three (3) month period commencing on the date of a Participant's Disability or termination of service or employment by the Company other than for cause; (iii) during the three (3) month period commencing on the date of the Participant's termination of service or employment, by the Participant or the Company, after a Change in Control, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit individual exceptions. For purposes hereof, cause shall mean: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of Company policies; (iii) the violation or breach of any material provision in any employment contract or agreement between a Participant and any Company; (iv) engaging in conduct relating to the Participant's service to or employment with the Company for which either criminal or civil penalties may be sought; and (v) engaging in activities which adversely affects or which are inimical, contrary or harmful to the interest of the Participating Company or its business operations. An Option may not be exercised pursuant to this paragraph after the expiration date of the Option. Notwithstanding the foregoing, an Incentive Stock Option may not be exercised more than 12 months after a Participant's employment terminates due to disability or three (3) months after such employment terminates for any other reason.


                  6.4 Exercise of Option. Subject to the terms and conditions hereof and the terms and conditions specified in the respective Award Agreement, an Option may be exercised with respect to part or all of the shares subject to the Option by giving written notice to the Company of the exercise of the Stock Option. The Option Price for the shares for which an Option is exercised shall be paid within ten business days after the date of exercise in cash, in whole shares of Stock, in a combination of cash and such shares of Stock, or in any other manner that the Committee may approve. The value of any share of Stock delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

                  6.5 Limitation Applicable to ISOs. The aggregate Fair Market Value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under the Plan or any other stock option plan maintained by the Company, shall not exceed $100,000. The fair market value of such shares of Stock shall be the Fair Market Value on the date the related Stock Option is granted.

7.  Settlement of Awards.

                  At the Committee's discretion, Awards may be settled in cash, shares of Stock, or any combination thereof. The Committee may (i) require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards in cash and (ii) provide that deferred settlements include the payment or crediting of interest on deferred amounts.



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8.  General Provisions.

                  8.1 Transferability of Awards. Awards under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, unless otherwise determined by the Committee.

                  8.2 Unfunded Plan. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

                  8.3 No Right to Employment. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

                  8.4 Rights as a Stockholder. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a stockholder of IBS until he or she becomes the holder of record of Stock.

                  8.5 Applicable Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with applicable federal law and the laws of the state in which the Company is incorporated.

                  8.6 Successors and Assigns. The Plan and any Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of the Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

9.  Amendment, Suspension, or Termination.

                  The Board may suspend, terminate, or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of stockholders of IBS, increase the total number of shares of Stock that may be optioned or granted under the Plan.



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10.  Tax Withholding.

                  The Company shall have the right to (i) require that shares of Stock be withheld in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law and (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied. The date the Option is exercised shall be the date used for purposes of determining the Fair Market Value of the shares of Stock used to satisfy the required tax withholding.

11.  Effective Date and Duration of the Plan.

                  The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the issued and outstanding shares of Stock and shall terminate on the tenth anniversary of the effective date. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.



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